Exhibit 10.5

TO: [*]	[*]

as trustee of the Series [*] WST Trust	Attention: [*]
[*]

Attention: [*]

Date:

CONFIRMATION – VARIABLE RATE BASIS SWAP – SERIES [*] WST TRUST

The purpose of this letter is to confirm the terms and conditions of the transaction entered into between us on the terms specified below (the "Transaction").  This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

This Confirmation is entered into by [*] ABN [*] as trustee of the Series [*] WST Trust (the "Trust").

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated [*], with a schedule headed “Schedule to the Basis Swaps”, as amended, novated or supplemented from time to time (the "Agreement"), between [*] ABN [*] ("Party A") and [*] ABN [*] as trustee of the Trust ("Party B").

All provisions contained in the Agreement govern this Confirmation except as expressly modified below. All other terms used and not defined in this Confirmation have the meaning given in the Master Trust Deed (“Trust Deed”) between Party B and The Mortgage Company Pty Limited or the Series [*] WST Trust Series Notice (the “Series Notice”) between Party A, Party B, Westpac Securitisation Management Pty Limited and others.

The terms of the particular Transaction to which this Confirmation relates are specified below:

1.	Description of the Transaction

1. Variable Rate Home Loan:	Each Purchased Receivable from time to time that bears a variable rate of interest [(including each Purchased Receivable with an introductory fixed rate of interest of one year or less).]

2. Variable Rate Home Loan Amount:
In relation to a Calculation Period, means the aggregate Housing Loan Principal of all Variable Rate Home Loans on the last day of the previous Calculation Period or, in the case of the first Calculation Period, on the Effective Date.  "Calculation Period" has the meaning given to it in the Series Notice.

3. Trade Date:	[*]

4. Effective Date:	The Closing Date

5. Maturity Date:	Payment Date falling in [*]

6. Termination Date:	The earlier of:

a. the date which is one month after the Notes have been redeemed in full in accordance with the Series Notice; and

b. the Maturity Date,

subject in each case to adjustment in accordance with the Applicable Business Day Convention.

2. Floating Rate Amounts for Party A

1. Floating Rate Payer:	Party A

2. Calculation Amount:	In relation to a Payment Date, means the Variable Rate Home Loan Amount for the Calculation Period ending immediately prior to that Payment Date.

3. Calculation Period:	From and including one Payment Date to and excluding the next Payment Date, except for the first Calculation Period which commences on and includes the Effective Date.

4. Payment Dates:	Each [*], [*], [*] and [*], from and including [*] to and including the Termination Date, subject to adjustment in accordance with the Applicable Business Day Convention

5. Floating Rate Option:	[Bank Bill Rate]

6. Spread	The percentage per annum equal to the Weighted Average Margin and Fees payable on the relevant Payment Date plus [*]%

where:

Weighted Average Margin and Fees means the sum of:

1. the product of [*]% and the Class A Invested Amount;

2. the product of [*]% and the Class B Invested Amount;

3. the accrued availability fee payable under the Redraw Facility Agreement on the relevant Payment Date;

4. the accrued draw fee payable under the Redraw Facility Agreement on the relevant Payment Date less that part of the accrued draw fee which is a function of the Bank Bill Rate; and

5. the accrued interest and commitment fee payable under the Liquidity Facility Agreement on the relevant Payment Date,

divided by the sum of the Invested Amount of all Notes.

7. Floating Rate Day Count Fraction:	Actual / 365 (Fixed)

8. Applicable Business Day Convention:

- Period End Date	Modified Following Business Day Convention

- Payment Date	Modified Following Business Day Convention

- Termination Date	Following Business Day Convention

9. Business Days:	[Sydney, London, New York]

10. Reset Dates:	The Effective Date and each Payment Date.

11. Compounding:	Inapplicable

3. Floating Rate Amounts for Party B

1. Floating Rate Payer:	Party B

2. Calculation Amount:	In relation to a Payment Date, means the Variable Rate Home Loan Amount for the Calculation Period ending immediately prior to that Payment Date.

3. Floating Rate:
[The Floating Rate for Party B for a Payment Date will be the Weighted Average Customer Rate on the Determination Date which immediately precedes that Payment Date, where the Weighted Average Customer Rate is defined as:

ån (VOLi x CRi)
ån (AVOL)

Where:
	VOLi =	the Housing Loan Principal of each Variable Rate Home Loan on each day (n) of the Calculation Period ending immediately prior to that Determination Date

	CRi =	the interest rate applied to each Variable Rate Home Loan on each day (n) during the Calculation Period ending immediately prior to that Determination Date

	AVOL =	the aggregate Housing Loan Principal of all Variable Rate Home Loans as at each day (n) during the Calculation Period ending immediately prior to that Determination Date

	n =	each day in the Calculation Period.]

4. Calculation Period:
The period from and including the first day of each Collection Period to but excluding the first day of the next Collection Period, except for the first Calculation Period which commences on and includes the Effective Date.

5. Payment Dates:	Each [*], [*], [*] and [*], from and including [*] to and including the Termination Date, subject to adjustment in accordance with the Applicable Business Day Convention.

6. Variable Rate Day Count Fraction:	Actual / 365 (Fixed)

7. Compounding:	Inapplicable

4. Account details

1. Payments to Party A Account for payments in A$:	The account notified in writing by Party A to Party B from time to time.

2. Payments to Party B Account for payments in A$:	The account notified in writing by Party B to Party A from time to time.

5.	Offices

The Office of Party A for this Transaction is [*].

The Office of Party B for this Transaction is [*].

6.	Other: Trustee Provisions

Party B's obligation to make payments under this Transaction will be limited to the extent it has funds available to make such payment as determined in accordance with the Series Notice.  To the extent that, as a result of having insufficient funds available, Party B makes only a partial payment of any amount due to Party A, then Party A will reduce its corresponding payment obligation to Party B by the same percentage reduction, but otherwise will not be discharged from its obligations under this Transaction.

To the extent that Party B is obliged to deduct or withhold any Tax from an amount payable by it under this Transaction, Party A will reduce its corresponding payment to Party B by the amount deducted or withheld by Party B, but otherwise will not be discharged from its obligations under this Transaction.

Please confirm your acceptance of this Transaction by signing and returning this Confirmation to us.

Confirmed as at the date first written above:	Confirmed as at the date first written above:

SIGNED for and on behalf of [*] ABN [*] as trustee of the [*] WST Trust	SIGNED for and on behalf of [*] ABN [*]
By
By:
(Authorised Officer)	Name:

Name:	Title:

Title: